Exhibit 99

News Release

First Regional	1801 Century Park East	Jack A. Sweeney
Bancorp	Century City, California 90067	Board Chairman
	Telephone (310) 552-1776	Chief Executive Officer
Facsimile (310) 552-1772

IMMEDIATE RELEASE

FIRST REGIONAL BANCORP POSTS RECORD
SECOND QUARTER RESULTS

Quarterly Operating Highlights Include:

•                  Net income increases 229% year-to-year

•                  Total assets climb 48% to all time high

•                  Total deposits rise 44% to all time high

•                  Net loans jump 49% to all time high

•                  Company added to prestigious Russell 2000 stock index

CENTURY CITY, CALIFORNIA, JULY 7, 2005 – First Regional Bancorp (Nasdaq-NM:  FRGB) today reported that net income for the second quarter of 2005 climbed 229 percent from the comparable period one year ago, reaching the single-highest quarterly level in the institution’s history.

For the three months ended June 30, 2005, net income totaled $6.4 million versus $1.9 million registered in last year’s second quarter.  This translates to $1.49 per diluted share, an increase of nearly three-fold from $0.48 per diluted share in the second quarter of 2004.  Net income for the first half of 2005 advanced more than 223 percent to $11.6 million, equal to $2.72 per diluted share, eclipsing the $3.6 million, or $0.95 per diluted share, in the corresponding six-months last year.

Jack A. Sweeney, chairman and chief executive officer, stated: “First Regional’s outstanding operating performance continued in the second period and first half of 2005.  We are deeply gratified to have registered strong gains and all-time highs in net income, total assets, total deposits and net loans.”

Specifically, Mr. Sweeney noted “First Regional’s total assets climbed 48 percent to $1.45 billion from $980 million at June 30, 2004; total deposits grew to more than $1.2 billion at the close of the most recent period, rising 44 percent from $840 million one year earlier; and net loans reached $1.3 billion at June 30, 2005, an increase of 49 percent from the prior year.

Mr. Sweeney continued: “Among the factors positively impacting our results is First Regional’s continued growth, particularly in California’s strong real estate sector that represents an important pillar of our business base.  In addition, the Federal Reserve’s recent increases in interest rates, which have improved our net-interest margins, combined with the operational efficiencies and economies of scale that result from an expanded asset base, have also had a favorable effect on our performance.”

Mr. Sweeney noted that in June 2005 First Regional was added to the Russell 2000 stock index.  “Our addition to the Russell 2000 index is indicative of our sustained strong operating results and expanded market capitalization.  It is both a validation of our business model and recognition of the considerable shareholder value which First Regional has created in recent years,” he commented.

Mr. Sweeney concluded, “While we are pleased with our past performance, we operate amid economic uncertainties.  While it is impossible to forecast the course of future trends and events, our management team will continue to execute its proven business plan and build First Regional’s customer base on our hallmarks of efficiency and service.”

First Regional Bancorp is a bank holding company headquartered in Century City, California.  Its subsidiary, First Regional Bank, specializes in providing businesses and professionals with the management expertise of a major bank and the personalized service of an independent.

CONSOLIDATED STATEMENTS OF CONDITION (UNAUDITED)

	(000’s omitted)
As of June 30	2005	2004

ASSETS:
Cash and due from banks	$63,006	$25,704
Investment securities	18,560	6,238
Funds sold	0	29,660
Federally guaranteed loans	4,651	7,564
Other loans, net	1,327,935	888,797
Premises and equipment	3,674	2,295
Other real estate owned	0	0
Other assets	34,228	19,970

Total assets	$1,452,054	$980,228

LIABILITIES AND CAPITAL:
Demand deposits	$420,282	$309,229
Savings deposits	38,817	33,565
Money market deposits	581,584	351,771
Time deposits	170,129	145,723

Total deposits	1,210,812	840,288

Funds purchased	0	0
Federal Home Loan Bank advances	100,000	40,000
Subordinated debentures	41,238	35,619
Other liabilities	10,261	9,316

Total liabilities	1,362,311	925,223

Stated capital	48,108	32,460
Retained earnings	41,626	22,545
Net unrealized gains (losses) on available-for-sale securities	9	0

Total capital	89,743	55,005

Total liabilities and capital	$1,452,054	$980,228

Book value per share outstanding	$22.32	$16.02

Total shares outstanding	4,020,146	3,433,516

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	(000’s omitted)		(000’s omitted)
	Three Months Ended		Six Months Ended
	June 30		June 30
	2005	2004	2005	2004

Interest and fees on loans	$24,130	$12,025	$44,584	$22,688
Interest on funds sold	27	30	129	63
Interest on securities	114	13	151	29

Revenue from earning assets	24,271	12,068	44,864	22,780

Interest on deposits	2,927	1,172	5,158	2,164
Interest on subordinated debentures	595	454	1,120	829
Interest on FHLB advances	1,022	110	1,716	255
Interest on funds purchased	1	1	1	2

Cost of funds	4,545	1,737	7,995	3,250

	19,726	10,331	36,869	19,530

Provision for loan losses	1,500	915	2,700	1,802

Net revenue from earning assets	18,226	9,416	34,169	17,728

Other revenue	1,575	1,233	3,056	2,552

Salaries and related benefits	5,573	4,707	10,890	9,241
Occupancy expense	598	428	1,394	853
Other operating expenses	2,542	2,160	4,751	4,042

Total operating expenses	8,713	7,295	17,035	14,136

Income before provision for taxes	11,088	3,354	20,190	6,144

Provision for income taxes	4,713	1,415	8,573	2,543

Net income	6,375	$1,939	11,617	$3,601

	(000’s omitted)		(000’s omitted)
	Three Months Ended		Six Months Ended
	June 30		June 30
	2005	2004	2005	2004

Net income per share
Basic	$1.59	$0.57	$2.90	$1.13
Diluted	$1.49	$0.48	$2.72	$0.95

Average shares outstanding	4,015,899	3,451,537	4,008,446	3,180,831
Diluted average shares	4,285,387	4,323,975	4,277,036	4,072,531

Average Equity	$86,723	$54,541	$83,517	$45,855
Average Assets	$1,398,707	$914,911	$1,341,453	$867,378
Return on Average Equity (%)	29.48	14.26	28.05	15.75
Return on Average Assets (%)	1.83	0.85	1.75	0.83
Efficiency Ratio (%)	40.90	63.08	42.67	64.02
Number of Employees	199	166
Assets per Employee (000s)	$7,297	$5,905

CREDIT QUALITY

Beginning Reserve for Loan Losses (000s)	$13,355	$8,659	$11,825	$7,800
Loan Loss Provisions	1,500	915	2,700	1,802
Loan Recoveries	0	0	130	113
Loan Chargeoffs	35	515	35	515
Net Change in Allowance for Unfunded Loan Commitments	-3	-24	197	-165
Ending Reserve for Loan Losses (000s)	$14,817	$9,035	$14,817	$9,035

Nonperforming Assets (000s)	$853	$90
Nonperforming Assets / Gross Loans (%)	0.06	0.01
Reserve for Loan Losses / Nonperforming Assets (%)	1737.05	10038.89
Reserve for Loan Losses / Gross Loans (%)	1.10	1.00

	(000s omitted)
	For the Three Months Ended June 30,
	2005			2004
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost (%)	Balance	Interest	Yield/Cost (%)

Gross Loans	$1,297,410	$24,130	7.46	$842,530	$12,025	5.72
Funds Sold	3,561	27	3.04	11,065	30	1.09
Investment Securities	18,390	114	2.49	5,283	13	0.99
Total Earning Assets	$1,319,361	$24,271	7.38	$858,878	$12,068	5.70

Deposits	$1,128,476	$2,927	1.04	$778,440	$1,172	0.60
Federal Home Loan Bank Advances	135,275	1,022	3.03	43,242	110	1.02
Subordinated Debentures	41,238	595	5.79	35,619	454	5.11
Funds Purchased	272	1	1.47	830	1	0.48
Total Bearing Liabilities	$1,305,261	$4,545	1.40	$858,131	$1,737	0.82

Net Interest Spread (1)			5.98			4.88

Net Interest Margin (2)			6.00			4.82

(1) Net interest spread represents the average yield earned on Earning Assets less the average cost of Bearing Liabilities.

(2) Net interest margin represents Net Interest Income divided by average Earning Assets.

	(000s omitted)
	For the Six Months Ended June 30,
	2005			2004
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost (%)	Balance	Interest	Yield/Cost (%)

Gross Loans	$1,243,089	$44,584	7.23	$796,626	$22,688	5.71
Funds Sold	10,528	129	2.47	12,481	63	1.01
Investment Securities	13,060	151	2.33	5,931	29	0.98
Total Earning Assets	$1,266,677	$44,864	7.14	$815,038	$22,780	5.61

Deposits	$1,086,713	$5,158	0.96	$736,667	$2,164	0.59
Federal Home Loan Bank Advances	123,612	1,716	2.80	48,365	255	1.06
Subordinated Debentures	41,238	1,120	5.48	32,305	829	5.15
Funds Purchased	182	1	1.11	614	2	0.65
Total Bearing Liabilities	$1,251,745	$7,995	1.29	$817,951	$3,250	0.80

Net Interest Spread (1)			5.85			4.81

Net Interest Margin (2)			5.84			4.81

(1) Net interest spread represents the average yield earned on Earning Assets less the average cost of Bearing Liabilities.

(2) Net interest margin represents Net Interest Income divided by average Earning Assets.

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical fact, included herein may constitute forward-looking statements.  Although First Regional believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Important factors that could cause actual results to differ materially from First Regional’s expectations include fluctuations in interest rates, inflation, government regulations, and economic conditions and competition in the geographic and business areas in which First Regional conducts its operations.